UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2008

JAG Media Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6865 SW 18th Street, Suite B13
Boca Raton, Florida 33433

(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (866) 300-7410

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
SIGNATURE
INDEX TO EXHIBITS
EX-10.1:	LETTER AGREEMENT DATED SEPTEMBER 30, 2008 BETWEEN JAG MEDIA HOLDINGS, INC. AND Y.A. GLOBAL INVESTMENTS, L.P.
EX-99.1:	NON-BINDING LETTER OF INTENT DATED AS OF OCTOBER 2, 2008 AMONG JAG MEDIA HOLDINGS, INC., BLUECREEK ENERGY, INC., E2BUSINESS SERVICES, INC. AND Y.A. GLOBAL INVESTMENTS, L.P.
EX-99.2:	PRESS RELEASE DATED OCTOBER 3, 2008

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2008 JAG Media Holdings, Inc. (“JAG Media”) and Y.A. Global Investments, L.P. (“YA Global”) entered into a letter agreement amending Warrant No. CCP-004 dated May 24, 2006 (the “Warrant Letter Agreement”), which currently permits YA Global, as warrant holder, to exercise Warrant No. CCP-004 for up to 3,000,000 shares of JAG Media’s common stock at a price of $0.70 per share on a cashless basis. Under the Warrant Letter Agreement, the exercise price for the 3,000,000 shares of JAG Media common stock under Warrant No. CCP-004 was changed from $0.70 per share to $0.20 per share. In addition, YA Global agreed to exercise 1,750,000 shares under Warrant No-CCP-004 at the reduced exercise price of $0.20 per share, on a cash basis, resulting in an aggregate exercise amount of $350,000 to be paid to JAG Media.

Warrant No. CCP-004, and its underlying shares, shall not be registered for sale and shall be subject to the rights and restrictions of Rule 144.

Item 8.01 Other Events

Proposed Transaction with BlueCreek Energy, Inc.

On October 1, 2008, JAG Media entered into a non-binding letter of intent (the "Letter of Intent") with BlueCreek Energy, Inc. a Colorado corporation ("BlueCreek"), e2Business Services, Inc., a Colorado corporation and majority shareholder of BlueCreek (“e2”) and YA Global, a senior secured lender to BlueCreek (the “Senior Secured Lender”) pursuant to which, among other matters, JAG Media, BlueCreek and e2 would enter into a merger agreement under which BlueCreek would merge with a newly created subsidiary of the JAG Media. In consideration of the merger, the shareholders of BlueCreek would acquire shares of common stock, par value $0.00001 per share, of JAG Media (the "JAG Media Common Stock"), which shares would, upon issuance, represent 82% of the outstanding JAG Media Common Stock, in exchange for all of the issued and outstanding capital stock of BlueCreek (the "Proposed Transaction"). In addition to the JAG Media Common Stock to be received by the shareholders of BlueCreek at the closing of the Proposed Transaction (the “Closing”), the shareholders of BlueCreek may also receive up to an additional 200,000,000 shares of JAG Media Common Stock if BlueCreek achieves certain post-closing milestones.

The shares of JAG Media Common Stock to be received by the shareholders of BlueCreek would not be registered for sale with the U.S. Securities and Exchange Commission and would, therefore, be subject to the rights of restrictions of Rule 144. The existing public shareholders of JAG Media will experience significant dilution from the issuance of these shares to the shareholders of BlueCreek.

The Senior Secured Lender has agreed to restructure its two convertible debentures and warrant with BlueCreek at the Closing by reducing the interest rates, amending the conversion terms of the debentures, deferring certain principal payments, converting $2,000,000 of principal into equity of BlueCreek in the form of a warrant, and agreeing to remove certain registration rights it had with respect to the shares underlying the convertible debentures and the warrants.

At the Closing, JAG Media’s current directors would resign as directors of JAG Media and its subsidiaries and would also resign as officers and executives of JAG Media and its subsidiaries. JAG Media's board of directors would be replaced with designees of BlueCreek.

BlueCreek was incorporated in Colorado in February 2006. BlueCreek is engaged in the business of development, extraction and processing of coalbed methane natural gas currently within the Rocky Mountains region of the United States. BlueCreek’s principal offices are located in Denver, Colorado.

In connection with the Proposed Transaction, the BlueCreek shareholders who immediately prior to the Closing own more than 15% of the outstanding BlueCreek stock (other than the Senior Secured Lender, if applicable) (the “Locked-Up Shareholders”) will agree not to sell the shares of JAG Media Common Stock that are received in connection with the Proposed Transaction for a period of twelve (12) months from the Closing (the “BlueCreek Lock-Up Period”); provided, however, that prior to the expiration of the BlueCreek Lock-Up Period and subject to the applicable requirements and restrictions of Rule 144, the Locked-Up Shareholders may sell not more than:

(a)
50% of the shares that it would be permitted to sell pursuant to Rule 144, during any 3-month period following the expiration of the 6-month Rule 144 holding period, if the post-merger company does not have its shares listed on the American Stock Exchange (the “AMEX”) or the NASDAQ Capital Market (the “NASDAQ CM”) at the time of such sales; or

(b)
75% of the shares that it would be permitted to sell pursuant to Rule 144, during any 3-month period following the expiration of the 6-month Rule 144 holding period, if the post-merger company does have its shares listed on the AMEX or the NASDAQ CM at the time of such sales and has not received notice that it is not in compliance with any exchange listing requirements.

The Closing is conditioned upon (i) each party completing a due diligence review, the results of which are satisfactory in all respects to each party, (ii) JAG Media and BlueCreek obtaining all appropriate and necessary corporate and shareholder approvals for the transaction, and (iii) the entering into of definitive agreements among the parties, including, without limitation, a mutually acceptable definitive merger agreement between BlueCreek and JAG Media and debt restructuring agreement with the Senior Secured Lender.

Except for certain specified provisions, the Letter of Intent is non-binding. There is no assurance that the definitive documentation called for in the Letter of Intent will ever by executed, or if executed, that the proposed transaction between JAG Media and BlueCreek will be consummated. Further, to the extent that definitive agreements are reached, no assurances can be given that any such agreements will be entered into consistent with the current expectations of JAG Media and BlueCreek, as contemplated by the terms of the Letter of Intent.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the shares of JAG Media and BlueCreek in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements.

The foregoing descriptions of the Warrant Letter Agreement and the Letter of Intent do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements filed as Exhibit 10.1 and Exhibit 99.1 hereto, which are incorporated herein by reference. A press release regarding the Proposed Transaction is also filed as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

Index to Exhibits

10.1	Letter Agreement dated September 30, 2008 between JAG Media Holdings, Inc. and Y.A. Global Investments, L.P.

99.1	Non-Binding Letter of Intent dated as of October 2, 2008 among JAG Media Holdings, Inc., BlueCreek Energy, Inc., e2Business Services, Inc. and Y.A. Global Investments, L.P.

99.2	Press Release dated October 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAG MEDIA HOLDINGS, INC.

By:	/s/ Thomas J. Mazzarisi
	Name:	Thomas J. Mazzarisi
	Title:	Chairman of the Board, Chief Executive Officer & General Counsel

Dated: October 3, 2008